                                                                 EXHIBIT 99.1

                            (BACK YARD BURGERS LOGO)



Contact:  Michael G. Webb
          Chief Financial Officer
          (901) 367-0888 Ext. 1226


                    BACK YARD BURGERS ANNOUNCES THIRD QUARTER
                          AND YEAR-TO-DATE 2005 RESULTS


MEMPHIS, TENNESSEE (OCTOBER 25, 2005) -- Back Yard Burgers, Inc. (Nasdaq SmallCap:BYBI) today announced results for the third quarter of 2005.

o Total revenues for the 13-week period ended October 1, 2005, were $10,221,000 compared with total revenues of $10,392,000 for the 13-week period ended October 2, 2004. Restaurant sales at Company-operated restaurants declined $458,000 to $8,450,000 for the 13-week period ended October 1, 2005, primarily due to the net decrease of one Company-operated restaurant since October 2, 2004, as well as a 3.0% decline in same-store sales at Company-operated restaurants during the 13-week period ended October 1, 2005. This decrease was partially offset by a $321,000 increase in royalty fees over the year-earlier period due to a net increase of 22 franchised restaurants since October 2, 2004.

o Net income for the 13-week period ended October 1, 2005, increased 35.1% to $354,000, or $0.07 per diluted share, from $262,000, or $0.05 per diluted share, in the year-earlier period. The increase was due primarily to the higher royalty fees described above.

o For the third quarter of 2005, same-store sales for Company-operated restaurants decreased 3.0% from the comparable period in 2004, and same-store sales for franchised restaurants declined 5.9% for the same period. Year-to-date same-store sales for 2005 decreased 2.5% for Company-operated restaurants and decreased 2.6% for franchised restaurants versus the comparable period in 2004.

o Total revenues for the 39-week period ended October 1, 2005, were $30,635,000 compared with $30,534,000 in the prior-year period. Net income for the 39-week period ended October 1, 2005, was $595,000, or $0.12 per diluted share, compared with $1,003,000, or $0.20 per diluted share, in the prior-year period. Net income for the 39-week period ended October 1, 2005, included a non-cash charge of approximately $358,000 (net of a tax benefit of $153,000) relating to the extension of the exercise date of certain stock options upon the resignation of an officer/director on January 7, 2005.

o Unit activity for the quarter included the opening of 11 franchised stores. As of October 1, 2005, the Company's restaurant system comprised 171 units, including 41 Company-operated stores and 130 franchised stores. Expansion plans for the remainder of 2005 include the opening of six franchised stores. In addition, on October 18, 2005, the Company entered into an agreement to acquire four restaurants from an existing franchisee. The Company expects to close the acquisition of the four restaurants in mid-November 2005.


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1657 North Shelby Oaks Drive, Suite 105 | Memphis, TN 38134 | Phone 901 367 0888
       | Fax 901 367 0999 | www.backyardburgers.com | Nasdaq Symbol BYBI

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BYBI Reports Third Quarter Results
Page 2
October 25, 2005


Back Yard Burgers operates and franchises quick-service restaurants in 19 states, primarily in markets throughout the Southeast region of the United States. The restaurants specialize in charbroiled, freshly prepared, great-tasting food. As its name implies, Back Yard Burgers strives to offer the same high-quality ingredients and special care typified by outdoor grilling in the backyard. Its menu features made-to-order gourmet Black Angus hamburgers and chicken sandwiches - charbroiled over an open flame, fresh salads, chili and other specialty items, including hand-dipped milkshakes, fresh-made lemonade and fresh-baked cobblers.

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the number of Company-operated and franchised restaurants the Company anticipates opening during fiscal year 2005. Forward-looking statements are based upon estimates, projections, beliefs and assumptions of management at the time of such statements and should not be viewed as guarantees of future performance. Such forward-looking information involves important risks and uncertainties that could significantly impact anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements by or on behalf of the Company. The factors that could cause our actual results to differ materially, many of which are beyond our control, include, but are not limited to, the following: delays in opening new stores or outlets because of weather, local permitting, and the availability and cost of land and construction; increases in competition and competitive discounting; increases in minimum wage and other operating costs; shortages in raw food products; volatility of commodity prices; consumer preferences, spending patterns and demographic trends; the possibility of unforeseen events affecting the industry generally, and other risks described from time to time in our periodic reports filed with the Securities and Exchange Commission. Back Yard Burgers, Inc. disclaims any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information, or otherwise.




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BYBI Reports Third Quarter Results
Page 3
October 25, 2005



                             BACK YARD BURGERS, INC
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)



                                               THIRTEEN WEEKS ENDED   THIRTY-NINE WEEKS ENDED
                                               --------------------   -----------------------
                                               10/01/05    10/02/04    10/01/05      10/02/04
                                               --------    --------    --------      --------
Revenues:                                               (restated) (1)             (restated) (1)
     Restaurant sales                          $  8,450    $  8,908    $ 25,730      $ 26,665
     Franchise and area development fees            209         226         520           435
     Royalty fees                                 1,151         830       3,120         2,282
     Advertising fees                               267         248         782           618
     Other                                          144         180         483           534
                                               --------    --------    --------      --------
       Total revenues                            10,221      10,392      30,635        30,534
                                               --------    --------    --------      --------

Expenses:
     Cost of restaurant sales                     2,749       2,927       8,339         8,493
     Restaurant operating expenses                4,089       4,338      12,359        12,756
     General and administrative                   1,623       1,438       5,256         3,944
     Advertising                                    598         692       1,865         1,926
     Depreciation and amortization                  523         531       1,601         1,581
                                               --------    --------    --------      --------
       Total expenses                             9,582       9,926      29,420        28,700
                                               --------    --------    --------      --------

     Operating income                               639         466       1,215         1,834

Interest income                                       7           1          20             4
Interest expense                                   (100)       (120)       (312)         (366)
Other, net                                          (26)         35         (70)          (11)
                                               --------    --------    --------      --------
     Income before income taxes                     520         382         853         1,461
Income tax provision                                166         120         258           458
                                               --------    --------    --------      --------

Net income                                     $    354    $    262    $    595      $  1,003
                                               ========    ========    ========      ========

Income per share:
     Basic                                     $   0.07    $   0.05    $   0.12      $   0.21
                                               ========    ========    ========      ========
     Diluted                                   $   0.07    $   0.05    $   0.12      $   0.20
                                               ========    ========    ========      ========

Weighted average number of common shares and
     common equivalent shares outstanding:
         Basic                                    4,834       4,779       4,810         4,772
                                               ========    ========    ========      ========
         Diluted                                  5,072       5,029       5,105         5,109
                                               ========    ========    ========      ========



(1) Restated from previously reported financial statements to reflect certain adjustments for lease accounting as discussed in Note 3 to the Consolidated Financial Statements included in the Company's 2004 Form 10-K.



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